                                                                    Exhibit 99.1

NEWS RELEASE

                    MARVELL(R) TECHNOLOGY GROUP LTD. REPORTS
                    RECORD THIRD QUARTER FISCAL 2005 RESULTS

Sunnyvale, CA. (November 18, 2004) - Marvell(R) Technology Group Ltd. (NASDAQ:
MRVL), the technology leader in the development of extreme broadband communications and storage solutions, today reported financial results for its third fiscal quarter ended October 30, 2004.

Net revenue for the third quarter of fiscal 2005 was a record $317.6 million, an increase of 47% over net revenue of $215.3 million for the third quarter of fiscal 2004 and a 7% sequential increase from net revenue of $297.2 million for the second quarter of fiscal 2005. Net income under generally accepted accounting principles (GAAP) was $43.6 million, or $0.14 per share (diluted), for the third quarter of fiscal 2005, compared with a net income under GAAP of $12.0 million, or $0.04 per share (diluted), for the third quarter of fiscal 2004.

Net revenue for the nine months ended October 30, 2004 was $884.3 million, an increase of 53% over net revenue of $576.5 million for the nine months ended November 1, 2003. Net income under GAAP was $86.7 million, or $0.29 per share (diluted), for the nine months ended October 30, 2004, compared with a net income under GAAP of $25.7 million, or $0.09 per share (diluted), for the nine months ended November 1, 2003.

Marvell reports net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma. Pro forma net income, where applicable, excludes the effect of amortization and write-off of acquired intangible assets and other, amortization of stock-based compensation and charges related to facilities consolidation. Pro forma net income was $66.6 million, or $0.22 per share (diluted), for the third quarter of fiscal 2005, compared with pro forma net income of $35.1 million, or $0.12 per share (diluted), for the third quarter of fiscal 2004. Shares used in computing net income per share for the third quarter of fiscal 2005 increased to
301.0 million, compared with 284.8 million for the third quarter of fiscal 2004.

Pro forma net income was $175.4 million, or $0.59 per share (diluted), for the nine months ended October 30, 2004, compared with pro forma net income of $89.6 million, or $0.33 per share (diluted), for the nine months ended November 1, 2003. Shares used in computing pro forma net income per share for the nine months ended October 30, 2004 increased to 296.3 million, compared with 272.5 million for the nine months ended November 1, 2003.

These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. A reconciliation of GAAP net income to pro forma net income is included in the financial statements portion of this release as well as on our website in the Investors section at www.marvell.com.

Marvell's management believes the non-GAAP information is useful because it can enhance the understanding of the Company's ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the Company's operations. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results.

operating margin expansion, and solid cash flows," stated Dr. Sehat Sutardja, Marvell's President and CEO. "We continue to demonstrate our sharp focus and ability to execute our business strategies even in challenging economic and end market conditions. We of course are very proud of our strong financial track record which is a reflection of the strength of our technology, the strong partnerships we have built with our customers and suppliers, and the dedication and hard work of our employees."

Revenue for the third quarter was a record for Marvell and represented the 28th consecutive quarter for sequential revenue growth. During the quarter Marvell also reported its highest level of cash, cash equivalents and short-term investments with a balance of $577.3 million. The following is a review of some of the recent highlights that occurred since last quarter's earnings release:

    o During the quarter, Marvell announced it is driving the CE-ATA initiative with key industry players including Hitachi Global Storage Technologies, Intel Corporation, Seagate Technology and Toshiba America Information Systems. Marvell initiated the definition of this standard storage interface for small form factor disk drives that addresses the requirements of the handheld and consumer electronics (CE) market segments, including low pin count, low voltage, power efficiency, cost effectiveness and integration efficiency. Additionally, Marvell also announced, as a result of a dedicated four-year development effort, the industry's only System on Chip (SOC) device supporting the new CE-ATA specification. The Marvell 88i6310 SOC along with its accompanying reference firmware is the first device designed specifically to enable next generation small form factor disk drives.

    o Marvell announced the further expansion of its Prestera(R) packet processors with the industry's most comprehensive support for IPv6 which allows customers to quickly incorporate IPv6 features into their product portfolios ranging from SOHO to Enterprise products at every performance point including Fast-, Gigabit-, and 10 Gigabit- Ethernet. IPv6 is an evolutionary standard that enables customers to manage the growing number of networked consumer electronic devices without running into the addressing scheme limitations inherent to IPv4. Unique to the Prestera devices is comprehensive IP-in-IP tunneling support that enables coexistence with current networks as well as the migration from IPv4 to the next generation IPv6 networks.

    o Marvell continues to expand upon its diverse list of high volume wireless LAN design wins for exciting consumer applications such as cellular handsets, gaming devices, digital cameras, printers, MP3 players, PDAs, and emerging home entertainment multimedia client devices. Marvell also announced a new family of innovative 802.11a/g wireless devices designed to allow end users fast, simple and easy-to-use wireless networks. The new patent pending features include "AutoLink" technology, for one-click user configuration, "BoostMode" for doubling 54Mbps range and performance, and "FLEXMode" for simplified, concurrent a/g operation.

Marvell will be conducting a conference call today at 1:45 p.m. PST to discuss its third quarter financial results. To listen to the conference call, investors can dial (706) 679-0800 approximately ten minutes prior to the initiation of the teleconference and refer to conference code 1955991. Replay of the conference call will be available until November 25, 2004 at midnight PST by dialing (706) 645-9291. The conference call will also be available via the web at www.marvell.com. Please visit the Investor Events section. Replay on the Internet will be available until November 18, 2005.

ABOUT MARVELL

Marvell (NASDAQ: MRVL) is the leading global semiconductor provider of complete broadband communications and storage solutions. The Company's diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms "Company" and "Marvell" refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH. MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and their variations identify forward-looking statements. These statements include those relating to our current technology enabling next generation disk drive applications, those relating to the continued strong adoption of our wireless LAN technology in consumer applications, and those relating to our technology strengthening our competitive advantage in existing markets, and our ability to expand our business in challenging economic and end market conditions. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties. Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the timing, cost and successful completion of development and volume production, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders. For other factors that could cause Marvell's results to vary from expectations, please see the sections titled "Additional Factors That May Affect Future Results" in Marvell's annual report on Form 10-K for the fiscal year ended January 31, 2004 and Marvell's subsequent reports on Form 10-Q. We undertake no obligation to revise or update publicly any forward-looking statements.

Marvell(R) and the Marvell logo are trademarks of Marvell. All other trademarks are the property of their respective owners.

                         MARVELL TECHNOLOGY GROUP LTD.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                            THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                       -----------------------------     -----------------------------
                                                        OCTOBER 30,      NOVEMBER 1,      OCTOBER 30,      NOVEMBER 1,
                                                           2004             2003             2004             2003
                                                       ------------     ------------     ------------     ------------
Net revenue                                            $    317,583     $    215,331     $    884,314     $    576,468
Cost of goods sold                                          150,260          100,837          419,001          265,894
                                                       ------------     ------------     ------------     ------------
Gross profit                                                167,323          114,494          465,313          310,574
Operating expenses:
     Research and development                                66,378           55,147          193,686          154,038
     Selling and marketing                                   19,381           15,738           57,966           45,984
     General and administrative                               9,330            5,420           23,829           13,351
     Amortization of stock-based compensation                   837            1,528            3,497            3,206
     Amortization/write-off of acquired intangible
         assets and other                                    19,758           21,641           82,775           60,649
     Facilities consolidation                                 2,414               --            2,414               --
                                                       ------------     ------------     ------------     ------------
         Total operating expenses                           118,098           99,474          364,167          277,228
                                                       ------------     ------------     ------------     ------------
Operating income                                             49,225           15,020          101,146           33,346
Interest and other income, net                                1,770            1,726            5,058            4,606
                                                       ------------     ------------     ------------     ------------
Income before income taxes                                   50,995           16,746          106,204           37,952
Provision for income taxes                                    7,400            4,790           19,488           12,217
                                                       ------------     ------------     ------------     ------------
Net income                                             $     43,595     $     11,956     $     86,716     $     25,735
                                                       ============     ============     ============     ============

Basic net income per share                             $       0.16     $       0.05     $       0.32     $       0.10
                                                       ============     ============     ============     ============
Diluted net income per share                           $       0.14     $       0.04     $       0.29     $       0.09
                                                       ============     ============     ============     ============

Weighted average shares -- basic                            271,684          254,912          268,034          248,306
                                                       ------------     ------------     ------------     ------------
Weighted average shares -- diluted                          300,968          284,835          296,307          272,529
                                                       ------------     ------------     ------------     ------------

                          MARVELL TECHNOLOGY GROUP LTD.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                  -------------------------------     -------------------------------
                                                   OCTOBER 30,       NOVEMBER 1,       OCTOBER 30,       NOVEMBER 1,
                                                      2004              2003              2004              2003
                                                  -------------     -------------     -------------     -------------
Net revenue                                       $     317,583     $     215,331     $     884,314     $     576,468
Cost of goods sold                                      150,260           100,837           419,001           265,894
                                                  -------------     -------------     -------------     -------------
Gross profit                                            167,323           114,494           465,313           310,574
Operating expenses:
     Research and development                            66,378            55,147           193,686           154,038
     Selling and marketing                               19,381            15,738            57,966            45,984
     General and administrative                           9,330             5,420            23,829            13,351
                                                  -------------     -------------     -------------     -------------
         Total operating expenses                        95,089            76,305           275,481           213,373
                                                  -------------     -------------     -------------     -------------
Operating income                                         72,234            38,189           189,832            97,201
Interest and other income, net                            1,770             1,726             5,058             4,606
                                                  -------------     -------------     -------------     -------------
Income before income taxes                               74,004            39,915           194,890           101,807
Provision for income taxes                                7,400             4,790            19,488            12,217
                                                  -------------     -------------     -------------     -------------
Pro forma net income                              $      66,604     $      35,125     $     175,402     $      89,590
                                                  =============     =============     =============     =============

Basic pro forma net income per share              $        0.25     $        0.14     $        0.65     $        0.36
                                                  =============     =============     =============     =============
Diluted pro forma net income per share            $        0.22     $        0.12     $        0.59     $        0.33
                                                  =============     =============     =============     =============

Weighted average shares -- basic                        271,684           254,912           268,034           248,306
                                                  -------------     -------------     -------------     -------------
Weighted average shares -- diluted                      300,968           284,835           296,307           272,529
                                                  -------------     -------------     -------------     -------------

RECONCILIATION OF GAAP NET INCOME
  TO PRO FORMA NET INCOME:

GAAP net income                                   $      43,595     $      11,956     $      86,716     $      25,735
Amortization of stock-based compensation                    837             1,528             3,497             3,206
Amortization/write-off of acquired intangible
     assets and other                                    19,758            21,641            82,775            60,649
Facilities consolidation charge                           2,414                --             2,414                --
                                                  -------------     -------------     -------------     -------------
Pro forma net income                              $      66,604     $      35,125     $     175,402     $      89,590
                                                  =============     =============     =============     =============


The above pro forma statements of operations are for informational purposes only and are provided for understanding our operating results. The pro forma statements of operations have not been prepared in accordance with GAAP, should not be considered a substitute for our historical financial information prepared in accordance with GAAP and may be different from pro forma measures used by other companies. The pro forma income has been derived by adjusting the net income under generally accepted accounting principles for the impact of non cash stock-based compensation charges, non-cash charges associated with purchase accounting, facilities consolidation and other write-off related expenses.

                          MARVELL TECHNOLOGY GROUP LTD.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                         OCTOBER 30,       JANUARY 31,
                                                            2004              2004
                                                        ------------      ------------
ASSETS
Current assets:
     Cash and cash equivalents                          $    391,830      $    224,399
     Short-term investments                                  185,461           161,872
     Accounts receivable, net                                190,894           136,513
     Inventory, net                                          107,978            91,785
     Prepaid expenses and other current assets                18,474            18,713
                                                        ------------      ------------
         Total current assets                                894,637           633,282
Property and equipment, net                                  149,439           149,705
Goodwill and acquired intangible assets                    1,578,080         1,615,084
Other noncurrent assets                                       51,400            37,394
                                                        ------------      ------------
         Total assets                                   $  2,673,556      $  2,435,465
                                                        ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                   $    126,657      $    121,190
     Accrued liabilities                                      55,998            36,823
     Income taxes payable                                      5,301             2,155
     Deferred income                                          11,936            12,996
     Current portion of capital lease obligations             12,171            10,747
                                                        ------------      ------------
         Total current liabilities                           212,063           183,911
Capital lease obligations                                     14,362            19,944
Other long-term liabilities                                   55,213            40,769
                                                        ------------      ------------
         Total liabilities                                   281,638           244,624
                                                        ------------      ------------

Shareholders' equity:
     Common stock                                                548               526
     Additional paid-in capital                            2,983,804         2,872,282
     Deferred stock-based compensation                        (3,873)           (7,945)
     Accumulated other comprehensive income (loss)              (498)              757
     Accumulated deficit                                    (588,063)         (674,779)
                                                        ------------      ------------
         Total shareholders' equity                        2,391,918         2,190,841
                                                        ------------      ------------
         Total liabilities and shareholders' equity     $  2,673,556      $  2,435,465
                                                        ============      ============